Exhibit 99.1
Universal Compression
4444 Brittmoore Road
Houston, Texas 77041
Contact:
David Oatman
Vice President, Investor Relations
713-335-7460
FOR IMMEDIATE RELEASE
Universal Compression Partners Completes Acquisition of Assets
from Universal Compression Holdings
Houston, July 9, 2007 – Universal Compression Holdings, Inc. (NYSE: UCO) and Universal Compression Partners, L.P. (NASDAQ: UCLP) announced today that Universal Compression Partners has completed its previously announced acquisition of a fleet of compressor units and customer contracts from Universal Compression Holdings for approximately $233 million.
As of March 31, 2007, the acquired assets were comprised of approximately 715 compressor units, representing approximately 270,000 horsepower, or approximately 13% (by available horsepower) of Universal Compression Holdings’ and Universal Compression Partners’ combined domestic contract compression business. These assets serve the compression-service needs of eight customers that became customers of Universal Compression Partners upon the closing of the transaction.
Universal Compression Partners financed the acquisition with approximately $90 million of additional borrowings under its expanded $315 million revolving credit facility and the issuance of approximately $140 million of common units representing limited partner units, including approximately 2.0 million units issued to Universal Compression Holdings and approximately 2.0 million units issued to institutional investors in a private placement. Universal Compression Holdings maintained its 2.0% general partner interest in Universal Compression Partners. Universal Compression Partners used a portion of the cash proceeds from these sources to retire approximately $160 million of debt that Universal Compression Partners assumed from Universal Compression Holdings in conjunction with this acquisition.
This news release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein. The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Additional Information
In connection with the proposed merger of Universal Compression Holdings and Hanover Compressor Company, a registration statement of the new company, Exterran Holdings, Inc.,

which includes preliminary proxy statements of Universal Compression Holdings and Hanover, and other materials, has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, EXTERRAN HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it is available and other documents containing information about Universal Compression Holdings and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal Compression Holdings’ web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and the SEC filings that are and will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
Participants in Solicitation
Universal Compression Holdings and Hanover Compressor Company and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Universal Compression Holdings’ Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on March 1, 2007 and April 30, 2007, respectively, and in Hanover’s Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on February 28, 2007 and April 30, 2007, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the preliminary proxy statement/prospectus that has been filed with the SEC and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
Universal Compression Partners was formed by Universal Compression Holdings to provide natural gas contract compression services to customers throughout the United States. Universal Compression Holdings owns approximately 51% of Universal Compression Partners.
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.